Exhibit 10.1

INSMED INCORPORATED

INCENTIVE STOCK OPTION AGREEMENT

No. of shares subject to Option:

THIS AGREEMENT dated this      day of                     ,                      between INSMED INCORPORATED, a Virginia corporation (the “Company”), and                                  (“Participant”), is made pursuant and subject to the provisions of the Amended and Restated Insmed Incorporated 2000 Stock Incentive Plan (the “Plan”), a copy of which has been made available to the Participant. All terms used herein that are defined in the Plan have the same meaning given them in the Plan.

1. Grant of Option. Pursuant to the Plan, the Company, on                      (the “Date of Grant”), granted to Participant, subject to the terms and conditions of the Plan and subject further to the terms and conditions herein set forth, the right and Option to purchase from the Company all or any part of an aggregate of              shares of Common Stock at the Option price of $             per share, being not less than the Fair Market Value of such shares on the Date of Grant. This Option is intended to be an “incentive stock option” within the meaning of Section 422 of the Code. In the event that any portion of this Option does not qualify as an incentive stock option, the Company will designate the stock that will be treated as acquired pursuant to the exercise of an incentive stock option by issuing a separate certificate (or certificates) for such stock, and identifying the certificates as incentive stock option stock in its stock transfer records. This Option is exercisable as hereinafter provided.

2. Terms and Conditions. This Option is subject to the following terms and conditions:

(a) Expiration Date. This Option shall expire six years from the Date of Grant (the “Expiration Date”).

(b) Exercise of Option. Except as provided in paragraphs 3, 4 and 5, this Option shall be exercisable with respect to one-third of the shares of Common Stock subject to this Option on the first anniversary of the Date of Grant and with respect to an additional one-third of the shares subject to this Option on each of the second through third anniversaries of the Participant’s Date of Grant. Once this Option has become exercisable in accordance with the preceding sentence it shall continue to be exercisable until the termination of Participant’s rights hereunder pursuant to paragraph 3, 4 or 5 or until the Option has expired pursuant to subparagraph 2(a). A partial exercise of this Option shall not affect Participant’s right to exercise this Option with respect to the remaining shares, subject to the conditions of the Plan and this Agreement.

(c) Method of Exercising Option and Payment for Shares. This Option shall be exercised by written notice delivered to the attention of the Company’s Human Resources Manager at the Company’s principal office in Glen Allen, Virginia (see attachment A – “Notice of Option Exercise”). The exercise date shall be (i) in the case of notice by mail, the date of postmark, or (ii) if delivered in person, the date of delivery. Such notice shall be accompanied by payment of the Option price in full, in cash or cash equivalent acceptable to the Committee, or by the surrender of shares of Common Stock with an aggregate Fair Market Value (determined as of the day preceding the exercise date) which, together with any cash or cash equivalent paid, is not less than the Option price for the number of shares for which this Option is being exercised.

(d) Nontransferability. This Option may not be transferred except by will or by the laws of descent and distribution. During Participant’s lifetime, this Option may be exercised only by Participant.

3. Exercise in the Event of Death. In the event Participant dies before the expiration of this Option pursuant to subparagraph 2(a), this Option shall be exercisable with respect to all or part of the shares of Common Stock that Participant was entitled to purchase under subparagraph 2(b) on the date of Participant’s death. In that event, this Option may be exercised, to the extent exercisable under subparagraph 2(b), by Participant’s estate or by the person or persons to whom his rights under this Option shall pass by will or the laws of descent and distribution. Participant’s estate or such persons may exercise this Option within one year of Participant’s death or during the remainder of the period preceding the Expiration Date, whichever is shorter.

4. Exercise in the Event of Permanent and Total Disability. In the event Participant becomes permanently and totally disabled within the meaning of Section 22(e)(3) of the Code (“Permanently and Totally Disabled”) before the expiration of this Option pursuant to subparagraph 2(a), this Option shall be exercisable with respect to all or part of the shares of Common Stock that Participant was entitled to purchase under subparagraph 2(b) on the date he ceases to be employed by the Company and its Affiliates as a result of his becoming Permanently and Totally Disabled. In that event, Participant may exercise this Option, to the extent exercisable under subparagraph 2(b), within one year of the date he ceases to be employed by the Company and its Affiliates as a result of his becoming Permanently and Totally Disabled or during the period preceding the Expiration Date, whichever is shorter.

5. Exercise After Termination of Employment. Except as provided in paragraphs 3 and 4, if the Participant ceases to be employed by the Company and its Affiliates prior to the Expiration Date, this Option shall be exercisable for all or part of the number of shares that the Participant was entitled to purchase under subparagraph 2(b) on the date of Participant’s termination of employment. In that event, Participant may exercise this Option, to the extent exercisable under subparagraph 2(b), during the remainder of the period preceding the Expiration Date or until the date that is three months after the date he ceases to be employed by the Company and its Affiliates, whichever is shorter.

6. Exercise Upon a Change in Control. This option shall fully vest when (i) there is a Change in Control (with “Change in Control” being defined as set forth in Section 1.07 of the Company’s amended and restated 2000 Stock Incentive Plan, as such Section may, from time to time be amended) and (ii) the Participant’s compensation, duties, and performance objectives are changed in any material respect from what they were immediately prior to the Change in Control. A “change in any material respect” shall encompass (a) any significant diminution in Participant’s position, authority, duties, responsibilities, or reporting relationship, (b) any material reduction in Participant’s then compensation and/or benefits, unless such reduction is an across-the-board reduction of the compensation and/or benefits of all similarly situated Participants, or (c) any change in Participant’s job location to a site more than 50 miles away from his place of employment within six (6) months prior to or after the Change in Control and (d) if the Participant’s Option vests based on the achievement of performance objectives and the Participant’s ability to achieve these performance objectives is made difficult or impossible, as determined by the Compensation Committee, because the Change in Control results in a strategic change in the objectives of the Company or its successor, then in that case the Compensation Committee will determine the number of shares that should vest based on the extent to which the Participant had achieved his performance objectives prior to the Change in Control.

7. Notice. Any notice or other communication given pursuant to this Agreement shall be in writing and shall be personally delivered or mailed by United States registered or certified mail, postage prepaid, return receipt requested, to the following addresses:

If to the Company:	Insmed Incorporated
4851 Lake Brook Drive
P.O. Box 2400
Glen Allen, Virginia 23058

If to Participant:

Any such notice shall be deemed to have been given (a) on the date of postmark, in the case of notice by mail, or (b) on the date of delivery, if delivered in person.

8. Fractional Shares. Fractional shares shall not be issuable hereunder, and when any provision hereof may entitle Participant to a fractional share such fraction shall be disregarded.

9. No Right to Continued Employment. This Option does not confer upon Participant any right to continue in the employ of the Company or an Affiliate, nor shall it interfere in any way with the right of the Company or an Affiliate to terminate such employment at any time.

10. Change in Capital Structure. The terms of this Option shall be adjusted as the Committee determines is equitably required in the event the Company effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or other similar changes in capitalization.

11. Governing Law. This Agreement shall be governed by the laws of the Commonwealth of Virginia.

12. Conflicts. In the event of any conflict between the provisions of the Plan as in effect on the date hereof and the provisions of this Agreement, the provisions of the Plan shall govern. All references herein to the Plan shall mean the Plan as in effect on the date hereof.

13. Participant Bound by Plan. Participant hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.

14. Binding Effect. Subject to the limitations stated above and in the Plan, this Agreement shall be binding upon and inure to the benefit of the legatees, distributees, and personal representatives of Participant and the successors of the Company.

IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by a duly authorized officer, and Participant has affixed his signature hereto.

INSMED INCORPORATED

By:

(Participant)

Attachment A

Manager, Human Resources

Insmed Incorporated

P.O. Box 2400

Glen Allen, Virginia 23058

Notice Of Option Exercise

This letter is notice of my decision to exercise the option that was granted to me on                     . The exercise will be effective on                     . I am exercising the option for                      shares of Common Stock. Enclosed is my check for $            , which is the aggregate option price for the number of shares for which I am exercising the option.

Please issue the certificate according to the following instructions:

Name/entity	stock certificate issued to:

(If entity is a trust, please include date trust was established)

Address to send stock certificate:

Sincerely,

Accepted	by:

Date:

Note: The date of exercise cannot be earlier than the date of delivery of this notice or the postmark, if the notice is mailed.